First Niagara Financial Group, Inc. to Acquire Great Lakes Bancorp, Inc.,
 the Holding Company for Greater Buffalo Savings Bank

LOCKPORT and BUFFALO, NY, September 10, 2007 -- First Niagara Financial Group Inc. (“First Niagara”) (NASDAQ: FNFG), the holding company for First Niagara Bank, and Great Lakes Bancorp (“Great Lakes”) (NYSE: GLK), the holding company for Greater Buffalo Savings Bank, jointly announced today a definitive Merger Agreement under which Great Lakes will merge into First Niagara in a transaction valued at approximately $153 million.

Great Lakes has $892 million in assets and operates twelve Greater Buffalo Savings Bank branches in Erie County, two in Chautauqua County and two in Niagara County. The transaction will significantly increase Lockport-based First Niagara’s deposit market share in the Buffalo-Niagara Region, the largest deposit market in upstate New York, to fourth largest among 22 FDIC-insured institutions.

John R. Koelmel, President and Chief Executive Officer of First Niagara said, "The Great Lakes acquisition strengthens our market position in the Buffalo-Niagara region of Western New York while being immediately accretive to earnings and tangible book value per share.  Consistent with our focus on our best and most profitable growth opportunities, we are expanding our presence in Buffalo and Erie County, a major strategic priority for us, in an effective and efficient way.”

Andrew W. Dorn, Jr., President and Chief Executive Officer of Great Lakes Bancorp, added, "This transaction with First Niagara stays true to our vision of being a community bank based in Western New York while also providing our consumer and business customers with a broader array of products and services to best serve their financial needs.  We are both maximizing shareholder value and making sure that our customers will continue to receive the same customer focused banking services they are used to."

Under the terms of the Agreement, stockholders of Great Lakes may elect to receive $14.00 in cash for each share of common stock they own or .993 shares of First Niagara stock for each share of Great Lakes stock.  Great Lakes stockholders also have the option to receive a combination of both shares of First Niagara stock and cash although, in the aggregate, no more than 50% of the Great Lakes shares may be exchanged for First Niagara stock. Those elections will be subject to allocation and proration if either stock or cash is oversubscribed. Great Lakes stock options will be exchanged for cash upon completion of the merger if not previously exercised.

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FGFG/GLK

With the operations of both companies based in Western New York, significant cost efficiencies have been identified with this acquisition which will result in management,    support, administrative and branch positions being reduced in the combined company.  Employees who are affected by the operational changes will be offered severance, outplacement assistance and opportunities to post for positions within First Niagara for which they are qualified.

Two Great Lakes Bancorp Directors will join First Niagara’s Western New York Advisory Board.

Outlined below is a summary of details and metric associated with the transaction. The acquisition, which has been unanimously approved by the Boards of Directors of both companies, is expected to close in the first quarter of 2008, subject to approval by stockholders of Great Lakes Bancorp, bank regulatory authorities, and other customary conditions.

Transaction Summary

Purchase price per share	$14.00
Transaction value	$153 million, including the cash out of stock options
Structure
Great Lakes stockholders may elect to receive either cash, First Niagara stock or both. However, allocation and proration is such that 50% of outstanding Great Lake’s shares must be exchanged for First Niagara stock and 50% for cash.

Fixed exchange ratio of .993 shares of First Niagara common stock for each share of Great Lakes common stock

Transaction multiples	Price/book value – 1.13x Core deposit premium – 3.62% Offer/Market Price – 117%

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.8 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 121 branches and four Regional Market Centers across Upstate New York.

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FGFG/GLK

Great Lakes Bancorp, Inc. is the holding company for Greater Buffalo Savings Bank, a Buffalo-based, full-service community bank that serves residents and businesses located throughout Western New York.  Founded in 1999, the Bank has 16 full-service offices.  As of June 30, 2007, Great Lakes Bancorp had assets of $892.0 million, deposits of $646.0 million and shareholders’ equity of $134.3 million.

Forward-Looking Statements -- This news release contains forward-looking statements, including statements about future operating results and other forward-looking information for First Niagara and Great Lakes.  These statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. As such, the statements involve significant risks and uncertainties.  Actual results may differ materially due to such factors as: (1) expected cost savings from the merger not materializing or not materializing within expected time frames; (2) revenues following the merger not meeting expectations; (3) failure to retain the customer bases of the two institutions following the merger; (4) competitive pressures among financial institutions increasing significantly; (5) costs or difficulties related to the integration of the businesses of Great Lakes and First Niagara being greater than anticipated; (6) general economic conditions being less favorable than anticipated; (7) legislation or regulatory changes adversely affecting the business in which the combined company will be engaged; and (8) the timing of the completion of the transactions.

First Niagara will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (the “SEC”).   Shareholders are urged to read the registration statement and the proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about First Niagara and Great Lakes, at the SEC’s Internet site (http://www.sec.gov).  Copies of the proxy statement/prospectus to be filed by First Niagara also can be obtained, when available and without charge, by directing a request to First Niagara Financial Group, Inc., Attention: Anthony M. Alessi, Investor Relations, 6950 South Transit Road, P.O. Box 514, Lockport, New York, (716) 625-7692, or to Great Lakes Bancorp, Inc., Attention:  Andrew W. Dorn, Jr., 2421 Main Street, Buffalo, New York (716) 961-1920.

Great Lakes, First Niagara and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Great Lakes in connection with the acquisition.  Information about the directors and executive officers of Great Lakes and their ownership of Great Lakes common stock is set forth in Great Lakes’ most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Great Lakes’ address in the preceding paragraph.  Information about the directors and executive officers of First Niagara is set forth in First Niagara’s most recent proxy statement filed with the SEC and available at the SEC’s Internet site and from First Niagara at the address set forth in the preceding paragraph.

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FGFN/GLK

Additional information regarding the interests of these participants may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Officer Contacts First Niagara
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer and Treasurer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

Great Lakes Bancorp
Andrew W. Dorn, Jr.	President and Chief Executive Officer
(716) 961-1920
adorn@gbsb.com